EXHIBIT 24.1

POWER OF ATTORNEY

Each of the undersigned directors and officers of DELUXE CORPORATION, a Minnesota corporation, hereby constitutes and appoints Lawrence J. Mosner, Douglas J. Treff and Katherine L. Miller his true and lawful attorneys-in-fact, and each of them, with full power to act without the other, to sign the Company’s annual report on Form 10-K for the year ended December 31, 2001, and any and all amendments to such report, and to file the same and any such amendment, with any exhibits, and any other documents required in connection with such filing, with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934.

Signature	Date

/s/ LAWRENCE J. MOSNER Lawrence J. Mosner, Director and Principal Executive Officer	3/15/02

/s/ DOUGLAS J. TREFF Douglas J. Treff, Principal Financial Officer and Principal Accounting Officer	3/15/02

/s/ RONALD E. EILERS Ronald E. Eilers, Director	3/15/02

/s/ BARBARA B. GROGAN Barbara B. Grogan, Director	3/15/02

/s/ STEPHEN P. NACHTSHEIM Stephen P. Nachtsheim, Director	3/15/02

/s/ CALVIN W. AURAND, JR. Calvin W. Aurand, Jr., Director	3/15/02

/s/ DONALD R. HOLLIS Donald R. Hollis, Director	3/15/02

/s/ ROBERT C. SALIPANTE Robert C. Salipante, Director	3/15/02

/s/ DANIEL D. GRANGER Daniel D. Granger, Director	3/15/02

/s/ CHERYL E. MAYBERRY Cheryl E. Mayberry, McKissack Director	3/15/02

/s/ CHARLES A. HAGGERTY Charles A. Haggerty, Director	3/15/02

/s/ MARTYN R. REDGRAVE Martyn R. Redgrave, Director	3/15/02

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